UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2010

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2010, the Company held its annual meeting of stockholders in Moline, Illinois.  Of the 4,582,791 shares of common stock issued and outstanding as of the record date for the meeting, 3,780,429 shares were represented at the meeting in person or by proxy, constituting approximately 82% of the outstanding shares.  At the meeting, the stockholders approved all of the director nominees and each of the proposals presented.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

1.	The approval of an amendment to the Company’s Certificate of Incorporation to increase the maximum number of directors on the board of directors from twelve to fifteen:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,578,504	187,122	14,802	1

2.	The approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,509,553	207,251	63,623	2

3.	The approval of the issuance of a new series of convertible preferred stock in accordance with NASDAQ Listing Rule 5635:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,373,407	161,685	52,764	1,192,573

4.           The approval of the QCR Holdings, Inc. 2010 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,240,427	269,361	78,068	1,192,573

5.	The election of four Class II directors until the regular annual meeting of stockholders in 2013 and until their successors are elected and have qualified:

Name	Votes For	Votes Withheld
Larry J. Helling	2,520,065	67,792
Douglas M. Hultquist	2,504,140	83,718
Mark C. Kilmer	2,503,096	84,761
Charles M. Peters	2,520,305	67,553

6.	The approval of a non-binding, advisory proposal on the compensation of certain executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,490,630	195,986	93,812	1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 10, 2010	By: /s/ Douglas M. Hultquist
Douglas M. Hultquist
President and Chief Executive Officer